UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King Jr. Street North, St. Petersburg, Florida 33716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-6749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2021, Jabil Inc. (the “Company”) entered into an amendment (the “Amendment”) to its senior unsecured credit agreement dated as of January 22, 2020 among the Company; the initial lenders named therein; Citibank, N.A., as administrative agent; Sumitomo Mitsui Banking Corporation and Citibank, N.A., as sustainability agents; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; BNP Paribas, Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as documentation agents; and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as joint lead arrangers and joint bookrunners (the “Agreement”). The Amendment, among other things, (i) increased the commitments available under the three-year revolving credit facility (the “Three-Year Revolving Credit Facility”) from an initial amount of $700.0 million, or its currency equivalent, to $1,200.0 million, or its currency equivalent, (ii) gave effect to the Company’s repayment of its $300.0 million term loan facility, (iii) instituted certain sustainability-linked adjustments to the interest rates applicable to borrowings under the Three-Year Revolving Credit Facility and the Company’s five-year revolving credit facility (the “Five-Year Revolving Credit Facility”) and (iv) extended the termination date of the Three-Year Revolving Credit Facility (with respect to the available commitments of the extending lenders) from January 22, 2023 to January 22, 2024, and of the Five-Year Revolving Credit Facility (with respect to the available commitments of the extending lenders) from January 22, 2025 to January 22, 2026, in each case subject to certain additional one-year extensions at the option of the Company. Subject to the foregoing provisions of the Amendment, no other material changes were made to the Agreement and it remains in full force and effect.

Under the Amendment, the applicable margin and applicable percentage are subject to upward or downward adjustments if the Company achieves, or fails to achieve, certain specified sustainability targets with respect to greenhouse gas emissions and certain environmental, health and safety metrics. Such upward or downward sustainability adjustments may be up to 4 basis points per annum in the case of the applicable margin and up to 1 basis point per annum in the case of the applicable percentage.

Certain of the lenders under the Company’s credit facilities and their affiliates have various other relationships with the Company and its subsidiaries involving the provision of financial services, including cash management, loans, letter of credit and bank guarantee facilities, investment banking and trust services. The Company and certain of its subsidiaries have entered into foreign exchange contracts and other derivative arrangements with certain of the lenders and their affiliates.

The foregoing descriptions of the Amendment and the Agreement are not complete and are qualified in their entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Agreement, which was included as Exhibit 10.1 to our Current Report on Form 8-K filed on January 28, 2020, each of which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement dated as of April 28, 2021 among Jabil Inc.; the lenders named therein; Citibank, N.A., as administrative agent; Sumitomo Mitsui Banking Corporation and Citibank, N.A., as sustainability agents; JPMorgan Chase Bank, N.A. and Bank of America, N.A., as co-syndication agents; BNP Paribas, Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as documentation agents; and Citibank, N.A., JPMorgan Chase Bank, N.A., BofA Securities, Inc., BNP Paribas Securities Corp., Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as joint lead arrangers and joint bookrunners

104	Cover Page Interactive Data File, formatted in Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel and Corporate Secretary

Date: May 4, 2021